                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
            THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                                DYAX CORP.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                   DYAX CORP.
                             300 TECHNOLOGY SQUARE
                              CAMBRIDGE, MA 02139
                                 (617) 250-5500

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 16, 2002

    The 2002 Annual Meeting of Stockholders of Dyax Corp., a Delaware corporation ("Dyax"), will be held at the offices of Dyax Corp., 300 Technology Square, Cambridge, Massachusetts, at 2:00 p.m. on Thursday, May 16, 2002, for the following purposes:

    1. To elect three Class II directors to serve until the 2005 Annual Meeting of Stockholders.

    2. To vote on a proposed amendment to Dyax's Amended and Restated 1995 Equity Incentive Plan (the "1995 Equity Plan") to, among other things, increase the number of shares issued and issuable under the plan.

    3. To vote on a proposed amendment to Dyax's 1998 Employee Stock Purchase Plan (the "Purchase Plan") that would increase the number of shares of Common Stock issued and issuable under the plan.

    4. To transact any other business that may properly come before the meeting or any adjournment of the meeting.

    Only stockholders of record at the close of business on April 3, 2002 will be entitled to vote at the meeting or any adjournment of the meeting.

    It is important that your shares be represented at the meeting. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, which requires no postage if mailed in the United States. If you attend the meeting and wish to vote in person, your proxy will not be used.

                                          By order of the Board of Directors,
                                          Nathaniel S. Gardiner
                                          Secretary

April 22, 2002

                                   DYAX CORP.

                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                   TO BE HELD
                                  MAY 16, 2002

                            ------------------------

    Our board of directors is soliciting your proxy with the enclosed proxy card for use at the 2002 Annual Meeting of Stockholders of Dyax Corp. to be held at our offices at 300 Technology Square, Cambridge, Massachusetts at 2:00 p.m. on Thursday, May 16, 2002, and at any adjournments of the meeting. The approximate date on which this proxy statement and accompanying proxy are first being sent or given to stockholders is April 22, 2002.

GENERAL INFORMATION ABOUT VOTING

    WHO CAN VOTE. You will be entitled to vote your shares of Dyax Common Stock at the annual meeting if you were a stockholder of record at the close of business on April 3, 2002. As of that date, 19,614,486 shares of Common Stock were outstanding. You are entitled to one vote for each share of Common Stock that you held at that date.

    HOW TO VOTE YOUR SHARES. You can vote your shares either by attending the annual meeting and voting in person or by voting by proxy. If you choose to vote by proxy, please complete, sign, date and return the enclosed proxy card. The proxies named in the enclosed proxy card will vote your shares as you have instructed. If you sign and return the proxy card without indicating how you wish your shares to be voted, the proxies will vote your shares in favor of the proposals contained in this proxy statement, as recommended by our board of directors. Even if you plan to attend the meeting, please complete and mail your proxy card to ensure that your shares are represented at the meeting. If you attend the meeting, you can still revoke your proxy by voting in person.

    HOW YOU MAY REVOKE YOUR PROXY. You may revoke the authority granted by your executed proxy at any time before its exercise by filing with Dyax, Attention:
Nathaniel S. Gardiner, Secretary, a written revocation or a duly executed proxy bearing a later date, or by voting in person at the meeting.

    QUORUM. A quorum of stockholders is required in order to transact business at the annual meeting. A majority of the outstanding shares of Common Stock entitled to vote must be present at the meeting, represented either in person or by proxy, to constitute a quorum for the transaction of business. If your shares are held in a brokerage account, you must make arrangements with your broker or bank to vote your shares in person or to revoke your proxy.

    ABSTENTIONS AND BROKER NON-VOTES. "Broker non-votes" are proxies submitted by brokers that do not indicate a vote for one or more proposals because the brokers do not have discretionary voting authority and have not received instructions from the beneficial owners on how to vote on these proposals. Abstentions and broker non-votes will be considered present for purposes of determining a quorum for the transaction of business.

SHARE OWNERSHIP

    The following table and footnotes set forth certain information regarding the beneficial ownership of our Common Stock as of March 1, 2002 by (i) persons known by us to be beneficial owners of more than 5% of our Common Stock,
(ii) our current executive officers and our named executive officers, (iii) our directors and (iv) all our current executive officers and directors as a group.

                                                                NUMBER OF SHARES
                                                               BENEFICIALLY OWNED
                                                              ---------------------
BENEFICIAL OWNER                                              SHARES (1)   PERCENT
----------------                                              ----------   --------
HealthCare Ventures V, L.P. and certain related entities      1,651,376      8.44%
(2).........................................................
  44 Nassau Street
  Princeton, NJ 08542

Alta Partners and certain related entities (3)..............  1,336,147      6.83%
  One Embarcadero Center, Suite 4050
  San Francisco, CA 94111

Deutsche Bank A.G. and Deutsche Asset Management Europe GmbH  1,180,000      6.03%
(4).........................................................
  Taunusanlage 12
  60325, Frankfurt
  Federal Republic of Germany

Henry E. Blair (5)..........................................    797,380      4.07%
Gregory D. Phelps (6).......................................    204,209      1.04%
Constantine Anagnostopoulos (7).............................     45,020         *
James W. Fordyce (8)........................................    689,246      3.52%
Thomas L. Kempner (9).......................................    289,501      1.48%
Henry R. Lewis (10).........................................     74,782         *
John W. Littlechild (11)....................................  1,671,376      8.54%
Alix Marduel (12)...........................................  1,363,022      6.96%
David J. McLachlan (13).....................................     27,075         *
Scott C. Chappel (14).......................................    106,020         *
Stephen S. Galliker (15)....................................    161,080         *
Jack H. Morgan (16).........................................     18,609         *
David B. Patteson (17)......................................     68,726         *
All Current Directors and Executive Officers as a Group (13   5,516,046     28.18%
Persons) (18)...............................................

------------------------

*   Less than 1%

(1) The persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned by them, except as noted below.

(2) Based on the Schedule 13G filed by HealthCare Ventures V, L.P. with the SEC on February 11, 2002, HealthCare Partners V, L.P. is the general partner of HeatlhCare Ventures V, L.P. The natural persons who control the 1,651,376 shares owned by HealthCare Ventures V., L.P. are John W. Littlechild, William Crouse, Harold R. Werner, Christopher Mirabelli, Ph.D., Augustine Lawlor, and James H. Cavanaugh, Ph.D.

(3) Based on the Schedule 13G filed by Alta Partners with the SEC on February 5, 2002, consists of (i) 830,530 shares held by Alta BioPharma Partners, L.P., (ii) 31,305 shares held by Alta Embarcadero BioPharma Partners, LLC, and (iii) 474,312 shares held by Dyax Chase Partners, LLC. As general partners and managing members of these entities, the principals of Alta Partners exercise control over voting and investment decisions with respect to these shares. The principals of Alta Partners are Jean Deleage, Garrett Gruener, Dan Janney, Alix Marduel and Guy Nohra.

(4) Based on the Schedule 13G filed by Deutsche Bank AG with the SEC on February 14, 2002, consists of (i) 180,000 shares owned by Deutsche Bank A.G. and Deutsche Asset Management Europe GmbH, and (ii) 1,000,000 shares owned by DWS Investment GmbH. Deutsche Bank A.G. and Deutsche Asset Management Europe GmbH share voting power with respect to all 1,180,000 shares. DWS Investment GmbH shares voting power with respect to 1,000,000 shares.

(5) Includes (i) 114,100 shares which are held in trust for the benefit of Mr. Blair's spouse and child, as to which Mr. Blair disclaims beneficial ownership, and (ii) 126,259 shares of Common Stock issuable to Mr. Blair upon exercise of outstanding options exercisable within the 60-day period following March 1, 2002.

(6) Includes 134,896 shares of Common Stock issuable to Mr. Phelps upon exercise of outstanding options exercisable within the 60-day period following
    March 1, 2002.

(7) Includes 31,435 shares of Common Stock issuable to Dr. Anagnostopoulos upon exercise of outstanding options exercisable within the 60-day period following March 1, 2002.

(8) Includes 648,031 shares held by Prince Venture Partners IV Limited Partnership. Mr. Fordyce is a general partner of Prince Ventures Limited Partnership, the general partner of Prince Venture Partners IV Limited Partnership. Mr. Fordyce disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest in these entities. Also includes 22,674 shares of Common Stock issuable to Mr. Fordyce upon exercise of outstanding options exercisable within the 60-day period following
    March 1, 2002.

(9) Includes (i) 230,543 shares of Common Stock held in trust for the benefit of Mr. Kempner's brother, Mr. Kempner's brother's children, Mr. Kempner's children and Mr. Kempner, and (ii) 11,792 shares held by Pinpoint Partners Corporation, of which Mr. Kempner is President. Also includes 31,938 shares of Common Stock issuable to Mr. Kempner upon exercise of outstanding options exercisable within the 60-day period following March 1, 2002.

(10) Includes 34,424 shares of Common Stock issuable to Dr. Lewis upon exercise of outstanding options exercisable within the 60-day period following
    March 1, 2002.

(11) Includes 1,651,376 shares held by HealthCare Ventures V, L.P.
    Mr. Littlechild is the general partner of HealthCare Partners, LP, which is the general partner of HealthCare Ventures V, L.P. Mr. Littlechild disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in the limited partnerships. Also includes 20,000 shares of Common Stock issuable to Mr. Littlechild upon exercise of outstanding options exercisable within the 60-day period following March 1, 2002.

(12) Includes (i) 830,530 shares held by Alta BioPharma Partners, L.P.,
    (ii) 31,305 shares held by Alta Embarcadero BioPharma Partners, LLC, and
    (iii) 474,312 shares held by Dyax Chase Partners, LLC. The principals of Alta Partners exercise control over voting and investment decisions with respect to these securities. See Note (3) above. Dr. Marduel is a general partner of Alta Partners. She disclaims beneficial ownership of these shares, except to the extent of her pecuniary interest in the entities. Also includes 26,875 shares of Common Stock issuable to Dr. Marduel upon exercise of outstanding options exercisable within the 60-day period following
    March 1, 2002.

(13) Includes 21,875 shares of Common Stock issuable to Mr. McLachlan upon exercise of outstanding options exercisable within the 60-day period following March 1, 2002.

(14) Includes 69,079 shares of Common Stock issuable to Dr. Chappel upon exercise of outstanding options exercisable within the 60-day period following March 1, 2002.

(15) Includes 112,938 shares of Common Stock issuable to Mr. Galliker upon exercise of outstanding options exercisable within the 60-day period following March 1, 2002.

(16) Includes 18,020 shares of Common Stock issuable to Mr. Morgan upon exercise of outstanding options exercisable within the 60-day period following
    March 1, 2002.

(17) Consists of 68,726 shares of Common Stock issuable to Mr. Patteson upon exercise of outstanding options exercisable within the 60-day period following March 1, 2002.

(18) See Notes 5 through 17. Includes 719,139 shares of Common Stock issuable upon exercise of outstanding options exercisable within the 60-day period following March 1, 2002.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Our executive officers and directors and persons who own beneficially more than ten percent of our equity securities are required under Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership and changes in their ownership of our securities with the Securities and Exchange Commission. They must also furnish copies of these reports to us. Based solely on a review of the copies of reports furnished to us and written representations that no other reports were required, we believe that for 2001, our executive officers, directors and ten percent beneficial owners complied with all applicable
Section 16(a) filing requirements, except that (i) reports, covering in each case the grant of additional stock options, were filed late on behalf of each of Messrs. Fordyce, Kempner, Anagnostopoulos, Lewis, and McLachlan; and (ii) one report, covering the exercise of options to purchase our Common Stock was not filed on behalf of Robert Charles Ladner, but was later reported on an amended Annual Statement of Changes in Beneficial Ownership on Form 5.

                            ------------------------

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    Our board of directors has fixed the number of directors at nine (9) for the coming year. Under our charter, our board is divided into three classes, with each class having as nearly an equal number of directors as possible. The term of one class expires, with their successors being subsequently elected to a three-year term, at each annual meeting of stockholders. At the 2002 Annual Meeting of Stockholders three Class II Directors will be elected to hold office for three years and until their successors are elected and qualified. Our board of directors has nominated James W. Fordyce, Thomas L. Kempner and Alix Marduel, M.D. for election as Class II Directors at the upcoming annual meeting. Each has consented to serve, if elected. If any nominee is unable to serve, proxies will be voted for any replacement candidate nominated by our board of directors.

VOTES REQUIRED

    Directors will be elected by a plurality of the votes cast by the stockholders entitled to vote on this proposal at the meeting. Abstentions, broker non-votes and votes withheld will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the election.

    The following table contains certain information as of March 31, 2002 about the nominees for Class II Director and current directors whose term of office will continue after the annual meeting.

                                          BUSINESS EXPERIENCE DURING PAST FIVE YEARS
NAME AND AGE                                       AND OTHER DIRECTORSHIPS               DIRECTOR SINCE
------------                           ------------------------------------------------  --------------
                                                      CLASS II DIRECTORS
                                                 (PRESENT TERM EXPIRES 2002)

James W. Fordyce                       JAMES W. FORDYCE has been a director of Dyax           1995
Age: 59                                since August 1995. Since 1981, he has served as
                                       a general partner of Prince Ventures Limited
                                       Partnership, a venture capital management firm,
                                       and its affiliated partnerships. Prince Venture
                                       Partners IV Limited Partnership is a venture
                                       capital limited partnership, managed by Prince
                                       Ventures Limited Partnership, which specializes
                                       in early stage investments in companies involved
                                       in the medical and life science areas.
                                       Mr. Fordyce is also Managing Member of Fordyce &
                                       Gabrielson LLC, a private investment management
                                       firm. In addition, he is Chairman of the Albert
                                       and Mary Lasker Foundation.

Thomas L. Kempner                      THOMAS L. KEMPNER has been a director of Dyax          1995
Age: 74                                since August 1995, and previously was a director
                                       of Protein Engineering Corporation before its
                                       merger with Dyax. Mr. Kempner is the Chairman
                                       and Chief Executive Officer of Loeb Partners
                                       Corporation, an investment banking, registered
                                       broker/dealer and registered investment advisory
                                       firm. He is also President of Pinpoint Partners
                                       Corporation, the general partner of the Loeb
                                       Investment Partnerships. Mr. Kempner is also a
                                       director of Alcide Corporation, CCC Information
                                       Services Group, Inc., Evercel, Inc., FuelCell
                                       Energy, IGENE BioTechnology, Inc., Insight
                                       Communications Company, Inc., and Intermagnetics
                                       General Corporation.

Alix Marduel                           ALIX MARDUEL, M.D. has been a director of Dyax         1998
Age: 44                                since October 1998. She is a managing director
                                       of Alta Partners, a venture capital firm
                                       investing in information technology and life
                                       science companies. Prior to joining Alta
                                       Partners in 1997, Dr. Marduel was a partner at
                                       Sofinnova, Inc., a venture capital management
                                       firm, which she joined in 1990. Dr. Marduel
                                       holds a medical doctorate from the University of
                                       Paris, is licensed to practice medicine in
                                       Europe and has passed U.S. equivalency exams.
                                       Dr. Marduel has conducted post-doctoral research
                                       in immunology at the University of California at
                                       San Francisco and at Stanford University. Prior
                                       to moving to the United States in 1986, she was
                                       employed by the pharmaceutical company
                                       ICI-Pharma, where she organized clinical trials
                                       in England and France.

                                          BUSINESS EXPERIENCE DURING PAST FIVE YEARS
NAME AND AGE                                       AND OTHER DIRECTORSHIPS               DIRECTOR SINCE
------------                           ------------------------------------------------  --------------
                                                     CLASS III DIRECTORS
                                                (PRESENT TERM EXPIRES IN 2003)

Constantine E. Anagnostopoulos         CONSTANTINE E. ANAGNOSTOPOULOS, PH.D. has been a       1991
Age: 79                                director of Dyax since 1991. He is a Managing
                                       General Partner of Gateway Associates L.P., a
                                       venture capital management firm.
                                       Dr. Anagnostopoulos was formerly a corporate
                                       officer of Monsanto Company. He is also a
                                       director of Genzyme Corporation, a biotechnology
                                       company, and Deltagen, Inc., a biopharmaceutical
                                       company.

Henry R. Lewis                         HENRY R. LEWIS, PH.D. has been a director of           1995
Age: 76                                Dyax since August 1995, and previously was a
                                       director of Protein Engineering Corporation
                                       before its merger with Dyax. Dr. Lewis is a
                                       consultant to several companies. From 1986 to
                                       February 1991, Dr. Lewis was the Vice Chairman
                                       of the board of directors of Dennison
                                       Manufacturing Company, a manufacturer and
                                       distributor of products for the stationery,
                                       technical paper and industrial and retail
                                       systems markets. From 1982 to 1986, he was a
                                       Senior Vice President of Dennison Manufacturing
                                       Company. Dr. Lewis was also a director of
                                       Genzyme Corporation, a biotechnology company,
                                       from 1986 until 2000.

David J. McLachlan                     DAVID J. MCLACHLAN has been a director of Dyax         1999
Age: 63                                since May 1999. Mr. McLachlan has been a Senior
                                       Advisor to Genzyme Corporation, a biotechnology
                                       company, since June 1999. He was Genzyme's Chief
                                       Financial Officer and Executive Vice President
                                       from 1989 to 1999. He currently serves as a
                                       director of Hearx, Ltd., a hearing care
                                       company, and Alpha Industries, Inc., a
                                       semiconductor component manufacturer.

                                          BUSINESS EXPERIENCE DURING PAST FIVE YEARS
NAME AND AGE                                       AND OTHER DIRECTORSHIPS               DIRECTOR SINCE
------------                           ------------------------------------------------  --------------
                                                      CLASS I DIRECTORS
                                                (PRESENT TERM EXPIRES IN 2004)

Henry E. Blair                         HENRY E. BLAIR has served as the Chairman of the       1989
Age: 58                                Board and President of Dyax since the merger of
                                       Protein Engineering Corporation with Dyax in
                                       August 1995 and as acting Chief Executive
                                       Officer from August 1995 until his appointment
                                       as Chief Executive Officer in April 1997. He
                                       served as a director and officer of Dyax since
                                       its formation in 1989. Mr. Blair is also a
                                       director of, and consultant to Genzyme
                                       Corporation, a biotechnology company, which he
                                       co-founded in 1981. Mr. Blair also co-founded
                                       Biocode, Inc. and GelTex Pharmaceuticals, Inc.
                                       In addition, he is a director of Genzyme
                                       Transgenics Corporation and Esperion
                                       Therapeutics, Inc., and a member of the Board of
                                       Overseers at both Tufts University School of
                                       Medicine and the Lahey Hitchcock Clinic.

Gregory D. Phelps                      GREGORY D. PHELPS has been Vice Chairman and a         1998
Age: 53                                director of Dyax since August 1998. Mr. Phelps
                                       was an executive officer of Genzyme Corporation,
                                       a biotechnology company, from 1991 to 1997, most
                                       recently as Executive Vice President. At
                                       Genzyme, he supervised that company's
                                       therapeutics business, research and development
                                       and corporate development activities.
                                       Mr. Phelps served as Chief Executive Officer of
                                       Viagene, Inc., a biotechnology company, from
                                       1988 to 1990.

John W. Littlechild                    JOHN W. LITTLECHILD has been a director of Dyax        1998
Age: 50                                since 1998. Mr. Littlechild is a general partner
                                       of HealthCare Partners V, L.P., which is the
                                       general partner of HealthCare Ventures V, L.P.
                                       He also serves in a similar capacity with other
                                       related entities. Mr. Littlechild is also a
                                       member of HealthCare Ventures LLC, a venture
                                       management company that, among other things,
                                       provides management services to HealthCare
                                       Ventures V, L.P., and its related entities. From
                                       1984 to 1991, Mr. Littlechild was a Senior Vice
                                       President of Advent International Corporation, a
                                       venture capital company in Boston and London.
                                       Prior to working at Advent in Boston,
                                       Mr. Littlechild was involved in establishing
                                       Advent in the United Kingdom. Mr. Littlechild
                                       serves on the board of directors of various
                                       health care and biotechnology companies,
                                       including Diacrin, Inc., a biotechnology
                                       company, and Orthofix International N.V., a
                                       medical device company.

BOARD AND COMMITTEE MEETINGS

    Our board of directors held seven meetings during 2001. Each of the directors then in office other than Dr. Marduel and Dr. Anagnostopoulos attended at least 75% of the aggregate of all meetings of the board of directors and all meetings of the committees of the board of directors on which such director then served.

    Our board of directors has standing Audit and Compensation Committees, but does not have a Nominating Committee. The Audit Committee evaluates our independent auditors, reviews our audited financial statements, accounting processes and reporting systems and discusses the adequacy of our internal financial controls with our management and our auditors. The Audit Committee also assists the board with the selection of our independent auditors. The members of the Audit Committee are Henry Lewis (Chair), David McLachlan, and Thomas Kempner, each of whom is independent as defined by applicable Nasdaq National Market standards governing the qualifications of Audit Committee members. The Audit Committee held four meetings during fiscal 2001. The Audit Committee operates under a written charter adopted by the board which is included as APPENDIX A to this proxy statement. For more information about the Audit Committee, See "Audit Committee Report" in this proxy statement.

    Our board also has a standing Compensation Committee that is responsible for establishing cash compensation policies with respect to our executive officers, employees, directors and consultants, determining the compensation to be paid to our executive officers and administering our equity incentive and stock purchase plans. The members of the Compensation Committee are James Fordyce (Chair), Constantine Anagnostopoulos, and Henry Lewis. The Compensation Committee held four meetings during fiscal 2001.

DIRECTOR COMPENSATION

    DIRECTOR FEES. Beginning in 2001, our directors who are not employees of Dyax receive compensation for their services as directors in the form of a retainer of $12,000, payable in quarterly installments, and a fee of $750 for each meeting attended ($375 for attendance by conference call), plus reimbursement for travel expenses. We pay non-employee directors who serve as the chairman of a committee of the board of directors an additional $3,000 per year. All other non-employee directors who serve on a committee of the board of directors receive $1,000 per year. Directors who are also our employees receive no additional compensation for serving as directors.

    STOCK OPTIONS. In addition, in 2001 all of our non-employee directors automatically received stock options under our 1995 Equity Plan to purchase 7,500 shares of our Common Stock for each year of their remaining terms of office. Directors elected at the 2002 Annual Meeting will automatically receive stock options to purchase 9,000 shares of our Common Stock for each year of their three-year term, and other non-employee directors will automatically receive an additional 1,500 shares for each year of their then remaining terms of office.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In October 1998, we loaned $1,300,000 to Henry Blair, our Chairman and Chief Executive Officer, in connection with a purchase of real property. This loan was secured by Mr. Blair's interest in the real property and by his shares of our capital stock. Interest accrues on the unpaid principal balance at the rate of one and a half percent less than the base rate of Fleet National Bank, provided that the interest rate will not be less than the minimum rate required to avoid imputed interest for federal tax purposes. This loan is due and payable on October 30, 2003; provided, however, that it may be accelerated at any time at the discretion of the board of directors, including upon (i) termination of his service as our Chairman and Chief Executive Officer, or (ii) if our cash and marketable investments total less than

$10,000,000. As of March 1, 2002, $1,286,000 in principal amount remained outstanding under this loan.

    Mr. Blair serves as an outside director of and consultant to Genzyme Corporation and as an outside director of Genzyme Transgenics Corporation, a company in which Genzyme owns approximately 18%. Constantine Anagnostopoulos is also a director of Genzyme and Mr. McLachlan is a consultant to Genzyme and an outside director of Genzyme Transgenics Corporation. We subleased a portion of our research facilities in Cambridge, Massachusetts, from Genzyme at a rate of $40 per square foot for a total of 16,183 square feet, pursuant to a lease arrangement, which will expire in April 2002. Prior to the expiration of this lease, we plan to move our research facility to our new headquarters located at 300 Technology Square. We believe these terms were neither more nor less favorable than we would have received if we had leased a comparable facility from a third party.

    We also entered into an agreement with Genzyme in 1998 for the joint development and commercialization of one of our therapeutic compounds for the treatment of chronic inflammatory diseases. Under the agreement, we funded the first $6 million of development costs for the initial disease indication. We have agreed to establish a limited liability company, in which we and Genzyme will each own a 50% interest and fund equally all development and commercialization costs. Genzyme has also extended us a $3 million line of credit that we may use to fund research and development costs. There is currently no amount outstanding under this line of credit.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Our Compensation Committee determines salaries, incentives and other compensation for our directors and officers. The Compensation Committee also administers our equity incentive and stock purchase plans. The Compensation Committee currently consists of Dr. Anagnostopoulos, Dr. Lewis, and
Mr. Fordyce. For more information regarding the relationship of Dr. Anagnostopoulos with Genzyme Corporation and its relationships with Dyax, see the sections of this proxy statement entitled "Share Ownership", "Election of Directors" and "Certain Relationships and Related Transactions".

                            ------------------------

                                   PROPOSAL 2
        AMENDMENT OF THE AMENDED AND RESTATED 1995 EQUITY INCENTIVE PLAN

GENERAL

    The purpose of our Amended and Restated 1995 Equity Incentive Plan, referred to as the 1995 Equity Plan, is to attract and retain employees, directors and consultants and to provide an incentive for these persons to achieve long-range performance goals. The 1995 Equity Plan permits us to grant equity awards, sometimes referred to as Awards, to our employees, directors and consultants, including incentive and non-statutory stock options, stock appreciation rights, performance shares, restricted stock and stock units. To date, we have granted only incentive stock options, non-statutory stock options and restricted stock under the 1995 Equity Plan. On October 26, 2001 and February 7, 2002, our board of directors voted to amend the 1995 Equity Plan to incorporate an increase in the number of shares issuable under the 1995 Equity Plan by a total of 2,000,000 shares to an aggregate of 6,500,000 shares, to provide for automatic annual increases up to an aggregate amount not to exceed 10,250,000 shares and to amend the limitation on individual grants (as further described below), subject to adjustment for stock splits and similar capital changes, and to recommend these amendments to our stockholders for their approval.

    Without giving effect to the proposed amendment, equity awards may be granted under the 1995 Equity Plan for up to a total of 4,500,000 shares of Common Stock, subject to adjustment for stock splits and similar capital changes. Before 2001, we last increased the number of shares of Common

Stock reserved for issuance under the 1995 Equity Plan in 2000 when we had 147 employees. As of March 1, 2002, 241 employees were eligible to participate in the 1995 Equity Plan. Since inception of the 1995 Equity Plan, options to purchase an aggregate of 5,116,555 shares of Common Stock were outstanding or had been exercised. The weighted average exercise price of all outstanding options is $9.26 per share. All options granted have a term of ten years. Pursuant to the 1995 Equity Plan, 239,840 shares of restricted Common Stock have been issued, none of which have been cancelled. As of March 1, 2002, options to purchase 1,536,456 shares had been exercised and options to purchase 3,580,099 shares remained outstanding, leaving 383,455 shares available for new equity awards under the 1995 Equity Plan after taking into account all cancellations of options. The closing price of our Common Stock as reported by the Nasdaq National Market on March 1, 2002 was $5.09.

    As the amount of any Awards under the 1995 Equity Plan is within the Compensation Committee's discretion, total Awards that may be granted for the current fiscal year are not determinable until completion of the year. Under the 1995 Equity Plan to date, (i) equity awards to purchase a total of 1,314,787 shares of Common Stock have been granted to current executive officers, as a group (5 persons); (ii) equity awards to purchase a total of 686,441 shares of Common Stock (which includes 343,000 shares granted to Mr. Phelps in his capacity as a former executive officer) have been granted to current directors who are not also executive officers, as a group; and, (iii) equity awards to purchase a total of 3,353,044 shares of Common Stock were granted to all other Dyax employees as a group (including current officers who are not directors or executive officers).

               EQUITY AWARDS GRANTED TO NAMED EXECUTIVE OFFICERS
                  SINCE THE INCEPTION OF THE 1995 EQUITY PLAN

                                                    INCENTIVE STOCK   NON-QUALIFIED STOCK    RESTRICTED
NAME                                                 OPTION AWARDS       OPTION AWARDS      STOCK AWARDS
----                                                ---------------   -------------------   ------------
Henry E. Blair....................................      112,955             190,198            114,100
  President and Chief Executive Officer

Gregory D. Phelps.................................      233,000              62,000                 --
  Vice-Chairman of the Board

Stephen S. Galliker...............................      143,628              73,050             47,500
  Executive Vice President, Finance and
  Administration, and Chief Financial Officer

Scott C. Chappel, Ph.D............................      165,815             198,363                 --
  Executive Vice President of Research and
  Technology

David B. Patteson.................................      118,484              65,694                 --
  Executive Vice President, Separations Division,
  President of Biotage, Inc.

    No persons, other than Messrs. Blair, Phelps and Galliker, Dr. Chappel and Robert A. Dishman, Ph.D., a former executive officer, have received five percent or more of the Awards granted under the 1995 Equity Plan.

    Of the nominees for election as director, Dr. Marduel has received options to purchase a total of 27,500 shares, Mr. Fordyce has received options to purchase a total of 41,840 shares and Mr. Kempner has received options to purchase a total of 32,563 shares.

ADMINISTRATION AND ELIGIBILITY

    Awards are made by the Compensation Committee, which has been designated by the board of directors to administer the 1995 Equity Plan. Subject to certain limitations, the Compensation

Committee may delegate to one or more of our executive officers the power to make Awards to participants who are not subject to Section 16 of the Securities Exchange Act of 1934 or "covered employees" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

    Options under the 1995 Equity Plan are granted at the discretion of the Compensation Committee, which determines the recipients and establishes the terms and conditions of each Award, including the exercise price, the form of payment of the exercise price, the number of shares subject to the Award and the time at which such options become exercisable. The exercise price of any incentive stock option granted under the 1995 Equity Plan may not, however, be less than the fair market value of the Common Stock on the date of grant and the term of any such option cannot be greater than 10 years. The exercise price of any non-statutory stock option is determined by the Compensation Committee.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO STOCK OPTIONS

    INCENTIVE STOCK OPTIONS. An optionee does not realize taxable income upon the grant or exercise of an incentive stock option, known as an ISO, under the 1995 Equity Plan. If no disposition of shares issued to an optionee pursuant to the exercise of an ISO is made by the optionee within two years from the date of grant or within one year from the date of exercise, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) is taxed to the optionee as a capital gain and any loss sustained will be a capital loss and (b) no deduction is allowed to Dyax for Federal income tax purposes. The exercise of ISOs gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the optionee.

    If shares of Common Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year and one-year holding periods described above, referred to as a disqualifying disposition, then (a) the optionee realizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof and (b) Dyax is entitled to deduct this amount. Any further gain realized is taxed as a capital gain and does not result in any deduction to us. A disqualifying disposition in the year of exercise will generally avoid the alternative minimum tax consequences of the exercise of an ISO.

    NON-STATUTORY STOCK OPTIONS. No income is realized by the optionee at the time a non-statutory option is granted. Upon exercise, (a) ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise and
(b) we receive a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a capital gain or loss and will not result in any deduction by Dyax.

PROPOSED AMENDMENT TO THE 1995 EQUITY PLAN

    The board of directors voted on October 26, 2001 to amend the 1995 Equity Plan to increase the number of shares of Common Stock reserved for Awards under the 1995 Equity Plan by 1,000,000 to an aggregate of 5,500,000 shares in order to provide sufficient shares to permit Dyax to make its annual option Awards to substantially all of its employees. In December 2001, Dyax obtained confirmation from the Nasdaq National Market that the 1995 Equity Plan was "broadly-based" within the meaning of Marketplace Rule 4350(i)(1)(A), and, as such, stockholder approval was not required in order to amend the 1995 Equity Plan to implement this increase in the number of shares of Common Stock reserved under the 1995 Equity Plan and to render the annual Awards. However, the board of directors wishes to obtain stockholder approval of the October 2001 amendment in order to ensure that all shares of Common Stock reserved for issuance pursuant to Awards under the 1995 Equity Plan may be treated as incentive stock options under the Internal Revenue Code.

    Recognizing that Dyax needs additional shares for Awards to new hires and for annual employee Awards in the coming year, our board of directors in 2002 also voted to recommend to stockholders that an additional l,000,000 shares, and shares subject to automatic annual increases, be reserved under the 1995 Equity Plan to increase the number of shares of Common Stock available for Awards, and to amend the limitation on individual grants. Accordingly, our board of directors recommends that the stockholders approve an amendment to:

    - change the number of shares reserved since inception under the plan to an aggregate of 6,500,000 shares, subject to adjustment for stock splits, stock dividends and similar capital changes;

    - provide that as of January 1 of each year, commencing with the year 2003, the number of shares of Common Stock available for Awards that may be made under the 1995 Equity Plan shall automatically increase by a number equal to the lesser of (i) One Million Two Hundred Fifty Thousand (1,250,000) shares, (ii) 5% of the fully diluted outstanding shares of Common Stock of Dyax on such date or (iii) such lesser amount as may be determined by resolution of the board at any date before or within ninety (90) days after January 1 of the respective year;

    - provide that the 1,250,000 limitation on annual increases and any number of shares determined under the preceding provision for annual increases shall also be subject to adjustment for stock splits, stock dividends and similar capital changes;

    - provide that the maximum aggregate number of shares received since inception under the plan (consisting of the 6,500,000 shares and subsequent annual increases) shall not exceed Ten Million Two Hundred Fifty Thousand (10,250,000) shares; and

    - amend the limitation on individual grants to provide that the maximum number of shares of Common Stock subject to Awards that may be granted to any participant shall not exceed 225,000 shares in the aggregate in any calendar year, except that for grants to a new employee during the calendar year in which his or her service as an employee first commences such number shall not exceed 450,000 shares, and that both limits are subject to adjustment for stock splits, stock dividends and similar capital changes.

    Stockholder approval of the 2,000,000 share increase and the provision for automatic increases is required for Dyax to grant Awards with respect to the second 1,000,000 shares proposed for stockholder approval and with respect to the shares available for grant pursuant to the subsequent yearly increases. It is also required to ensure that these shares may be treated as incentive stock options under the Internal Revenue Code. This proposed amendment, as well as the October 2001 amendment, is intended to ensure that a sufficient number of shares of Common Stock are available to be issued to eligible persons until 2005.

    Stockholder approval of the amendment to the current limit on the maximum number of shares of Common Stock subject to Awards that may be granted to any participant under the 1995 Equity Plan is required for us to comply with the performance-based compensation exception set forth in Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly traded companies for compensation in excess of $1,000,000 accrued with respect to a company's chief executive officer or any of the four most highly compensated officers, unless certain conditions are met that include stockholder approval of this provision. Stockholder approval of the amendment to this provision is sought to ensure that Dyax is permitted the maximum tax deduction for compensation paid under the 1995 Equity Plan.

VOTES REQUIRED

    The affirmative vote of a majority of the shares represented in person or by proxy at the annual meeting and entitled to vote on this proposal will constitute the approval of the proposed amendment to the 1995 Equity Plan. Abstentions will count as votes against the amendment and broker non-votes will not be counted.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                            ------------------------

                                   PROPOSAL 3
               AMENDMENT OF THE 1998 EMPLOYEE STOCK PURCHASE PLAN

GENERAL

    The 1998 Employee Stock Purchase Plan, referred to as the Purchase Plan, provides Dyax's full-time employees the opportunity to purchase shares of Common Stock through automatic payroll deductions on favorable terms. Like Dyax's 1995 Equity Plan, the Purchase Plan helps Dyax attract and retain top quality personnel, motivates employees to acquire an equity stake in Dyax and provides an incentive for them to achieve long-range performance goals. On February 7, 2002, Dyax's board of directors voted to amend the Purchase Plan, subject to stockholder approval, to incorporate the increase in the aggregate number of shares of Common Stock subject to purchase under the Purchase Plan by 102,200 shares to 200,000 shares, subject to adjustment for stock splits and similar capital changes.

    Without giving effect to the increase authorized by the board of directors on February 7, 2002, an aggregate of 97,800 shares of Common Stock have been reserved for issuance under the Purchase Plan, subject to adjustment for stock splits and similar capital changes. As of March 1, 2002, 185 U.S. employees were eligible to participate in the Purchase Plan and 22,653 shares had been purchased under the Purchase Plan. The closing price of Dyax's Common Stock on March 1, 2002, as reported on the Nasdaq National Market, was $5.09.

ADMINISTRATION AND ELIGIBILITY

    The Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code. By action of Dyax's Compensation Committee on February 15, 2001, Mr. Blair, in his capacity as the Chairman, President and Chief Executive Officer of Dyax, was delegated the authority to grant rights to purchase shares of Common Stock under the Purchase Plan. Mr. Blair determines the frequency and duration of individual offerings under the Purchase Plan and the date(s) when stock may be purchased. All of Dyax's full-time U.S. employees, as defined in the Purchase Plan, are eligible to participate.

    Eligible employees participate voluntarily and may withdraw from any offering at any time before stock is purchased. Participation terminates automatically upon termination of employment for any reason. The purchase price per share in an offering is 85% of the lower of the fair market value of a share of Common Stock on the offering date or on the applicable purchase date. Each offering has a single purchase date on the last business day of the sixth month of the offering. The purchase price may be paid only through payroll deductions at the rate of between one percent and ten percent of the participant's compensation in effect at that time, as chosen by the participant prior to the beginning of the offering. As determined by Dyax's Compensation Committee, an employee's payroll deductions may not exceed $21,250 in any single calendar year. Amounts withheld by Dyax, but not used for the purchase of stock, are repaid to the employee following the termination of the offering.

    In accordance with Section 423 of the Internal Revenue Code, no employee may participate in an offering under the Purchase Plan if, immediately after the right to acquire shares of Common Stock in the offering is granted, the employee would own 5% or more of the total voting power or value of all classes of stock of Dyax (including stock that may be purchased through subscriptions under the

Purchase Plan or any other options). Additionally, subject to the lower limits established by Dyax, an employee may not buy more than $25,000 worth of stock (determined by the fair market value of the Common Stock at the time the right to purchase is granted) through the Purchase Plan, or any other employee stock purchase plans qualified under Section 423, in any calendar year. No employee's purchases in any calendar year may exceed fifteen percent of his or her annual rate of compensation.

    The Purchase Plan may be amended or terminated at any time by the board of directors, or by any committee or executive to whom authority over the Purchase Plan has been granted; provided, however, that any proposed amendment to the Purchase Plan increasing the number of shares offered thereunder requires stockholder approval.

    The initial offering under the Purchase Plan commenced January 29, 2001 and terminated June 30, 2001. Subsequent offerings are to begin on July 1 and January 1 of each year during the term of the Purchase Plan. Since the Purchase Plan's inception (i) no rights to purchase shares of Common Stock have been granted to current executive officers as a group (5 persons); and (ii) rights to purchase a total of 22,653 shares of Common Stock were granted to all other Dyax employees as a group (including current officers who are not executive officers). Directors who are not also executive officers, a group which includes the nominees for election as director, are not eligible to participate in the Purchase Plan.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE PURCHASE PLAN

    If the stockholders approve the amendment of the Purchase Plan, participants realize no taxable income at the commencement of an offering or at the time shares are purchased under the Purchase Plan. If a participant holds shares purchased under the Purchase Plan for at least two years from the offering commencement date, then upon sale of the shares, the participant will be treated as having received taxable compensation income of fifteen percent of the fair market value of the stock at the commencement of the offering (or, if less, any amount realized on sale of such shares in excess of the purchase price). No deduction will be allowed to Dyax for Federal income tax purposes upon the purchase of shares or, if the participant waits the prescribed period to sell, upon sale. However, if the participant does not wait the prescribed period to sell, he or she will be treated as having received taxable compensation income upon sale equal to the excess of the fair market value of the stock on the date of purchase over the actual purchase price, and Dyax will be allowed to deduct that amount. In either case, any difference over or under the participant's tax cost (the purchase price plus the amount of taxable compensation income that the participant recognizes upon sale of the shares) will be treated as a capital gain or loss.

    Assuming stockholder approval, if a participant dies during the two-year holding period while owning shares purchased under the Purchase Plan, fifteen percent of the fair market value of the stock at the commencement of the offering period (or, if less, the fair market value of such shares on the date of death in excess of the purchase price) is taxed to the participant as ordinary income in the year of death, and Dyax would not be allowed a deduction for Federal income tax purposes.

    If Dyax issues shares under the Purchase Plan without stockholder approval, a participant would be treated as having received taxable compensation income at the time of purchase equal to the excess of the fair market value of the stock on the date of purchase over the actual purchase price, and Dyax would be allowed to deduct that amount.

PROPOSED AMENDMENT TO PURCHASE PLAN

    The board of directors voted on February 7, 2002 to increase the number of shares of Common Stock subject to purchase under the Purchase Plan by 102,200 shares to a total of 200,000 shares, subject to adjustment for stock splits and similar capital changes. This proposed amendment is intended to ensure that a sufficient number of shares of Common Stock are available to be issued to plan participants in the future.

VOTES REQUIRED

    The affirmative vote of a majority of the shares represented in person or by proxy at the annual meeting and entitled to vote on this proposal will constitute the approval of the proposed amendment to the Purchase Plan. Abstentions will count as votes against the amendment and broker non-votes will not be counted.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                      EXECUTIVE OFFICERS AND KEY EMPLOYEES

    The following contains certain information as of March 31, 2002 about the current executive officers and key employees of Dyax:

NAME                                     AGE                              POSITION
----                                   --------   --------------------------------------------------------
Henry E. Blair*......................     58      Chairman of the Board, President and Chief Executive
                                                  Officer

Stephen S. Galliker*.................     55      Executive Vice President, Finance and Administration,
                                                  and Chief Financial Officer

Scott C. Chappel, Ph.D.*.............     51      Executive Vice President of Research and Technology

David B. Patteson*...................     46      President of Biotage, Inc.

Jack H. Morgan*......................     50      Senior Vice President, Corporate Development and
                                                  Business Operations

Robert Charles Ladner, Ph.D..........     58      Senior Vice President and Chief Science Officer

------------------------

*   Executive officer

    HENRY E. BLAIR has served as the Chairman of the Board and President of Dyax since the merger of Protein Engineering Corporation with Dyax in August 1995 and as acting Chief Executive Officer from August 1995 until his appointment as Chief Executive Officer in April 1997. He also served as a director and officer of Dyax since its formation in 1989. Mr. Blair is also a director of and consultant to Genzyme Corporation, a biotechnology company, which he co-founded in 1981. Mr. Blair also co-founded Biocode, Inc. and GelTex
Pharmaceuticals, Inc. In addition, he is a director of Genzyme Transgenics Corporation and Esperion Therapeutics, Inc., and a member of the Board of Overseers at both Tufts University School of Medicine and the Lahey Hitchcock Clinic.

    STEPHEN S. GALLIKER has served Dyax as Executive Vice President, Finance and Administration, and Chief Financial Officer since September 1999. He was Chief Financial Officer of Excel Switching Corporation, a developer and manufacturer of open switching platforms for telecommunications networks, from July 1996 to September 1999 and was Excel's Vice President, Finance and Administration from September 1997. Mr. Galliker was employed by Ultracision, Inc., a developer and manufacturer of ultrasonically powered surgical instruments from September 1992 to June 1996. At Ultracision, Inc., Mr. Galliker was Chief Financial Officer and Vice President of Finance until November 1995 and Chief Operating Officer from December 1995 to June 1996.

    SCOTT C. CHAPPEL, PH.D. has served as Executive Vice President of Research and Technology since March 2001, prior to which he was Senior Vice President, Research since he joined Dyax in June 1999. Prior to Dyax, Dr. Chappel was Chief Scientist at Serono Inc., a biotechnology company, from 1995 to 1999. From 1991 to 1994, he served as Chief Scientific Officer at Diacrin, Inc., a biotechnology company. Dr. Chappel was Vice President of Research for Serono from 1989 to 1991.

    DAVID B. PATTESON has been Executive Vice President of the Separations Division since March 2001 and President of Biotage, Inc. since its formation in October 2000. He joined Dyax in November 1998 as Senior Vice President and President of Biotage Products, Separations Division. From 1994 until he joined Dyax, Mr. Patteson was an executive at Siebe plc, a diversified engineering and electronics company, most recently as Vice President and General Manager, Siebe Measurement and Controls Division. Prior to joining Siebe, Mr. Patteson was President of Perstorp Analytical, Inc., a laboratory and process analytical instruments company.

    JACK H. MORGAN has been Senior Vice President, Corporate Development and Business Operations since joining Dyax in May 2001. Mr. Morgan also served as a consultant to Syntonix Pharmaceuticals, Inc., a pharmaceutical company, from January to May 2001, and as a consultant to PerkinElmer, Inc., a technology company, and Caremark Inc., a pharmaceutical services company, bewteen July 1999 and April 2000. From May to December 2000, Mr. Morgan served as the transitional President and Chief Executive Officer of Admetric Biochem Inc., an early stage drug discovery technology company. On October 30, 2001, Admetric BioChem Inc. filed a voluntary petition pursuant to Chapter 7 of the U.S. Bankruptcy Code and its bankruptcy proceeding is still pending. From 1991 to 1999, Mr. Morgan was an executive with Genetics Institute, a biotechnology company, where he headed Corporate Development from October 1993 to February 1998 and was Vice
President & General Manager, responsible for commercial operations in North America, from March 1998 to June 1999. Mr. Morgan held various positions at Baxter Healthcare Corporation from 1978 to 1990, including Vice President-- Corporate Planning, Vice President--Global Marketing, Planning, and Finance, Renal Therapy Division, Vice President--Finance and Planning, Home Therapy Group, and Vice President--Marketing U.S. Dialysis Division.

    ROBERT CHARLES LADNER, PH.D. became Senior Vice President and Chief Science Officer of Dyax in August 1995. He was a co-founder of Protein Engineering Corporation where he served as Senior Vice President and Scientific Director from 1987 until its merger with Dyax in August 1995. Previously, Dr. Ladner served as Senior Scientist of Genex Corp., where he was an inventor of single chain antibodies.

                             EXECUTIVE COMPENSATION
            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the board of directors determines the compensation to be paid to Dyax's executive officers, including the Chief Executive Officer. The Committee also administers Dyax's 1995 Equity Plan, including the grant of stock options and other awards under that plan, as well as Dyax's Purchase Plan. The Committee is currently composed of Mr. Fordyce (Chairman), and Drs. Anagnostopoulos and Lewis. This report is submitted by the Committee and addresses the compensation policies for fiscal year 2001 as they affected Mr. Blair, as Chairman, President and Chief Executive Officer, and Dyax's other executive officers, including the four most highly compensated executive officers other than Mr. Blair who are named in the Summary Compensation Table.

COMPENSATION PHILOSOPHY

    Dyax's executive compensation policy is designed to attract, retain and reward executive officers who contribute to Dyax's long-term success and to maintain a competitive salary structure as compared with other biotechnology companies. The compensation program seeks to align compensation with the achievement of business objectives and individual and corporate performance. Bonuses are included to encourage effective individual performance relative to Dyax's current plans and objectives. Stock option grants are key components of the executive compensation program and are intended to provide executives with an equity interest in Dyax in order to link a meaningful portion of the executive's compensation with the performance of Dyax's Common Stock.

    In executing its compensation policy, Dyax seeks to reward each executive's achievement of designated objectives relating to Dyax's annual and long term performance and individual fulfillment of responsibilities. While compensation survey data are useful guides for comparative purposes, Dyax believes that a successful compensation program also requires the application of judgment and subjective determinations of individual performance, and to that extent the Compensation Committee applies its judgment in reconciling the program's objectives with the realities of retaining valued employees.

EXECUTIVE COMPENSATION PROGRAM

    Dyax's executive compensation package for the Chief Executive Officer and the other named executive officers is composed of three elements:

    - base salary;

    - annual incentive bonuses based on individual performance; and

    - initial, annual and other periodic grants of stock options under the 1995 Equity Plan.

    NAMED EXECUTIVE OFFICERS. Each of the named executive officers, other than our Chief Executive Officer and Mr. Patteson, has entered into an employment agreement with Dyax. The minimum annual base salary provided for in each agreement was fixed based upon the executive's salary history and internal and external equity considerations. Near the beginning of each fiscal year, the Compensation Committee then reviews the base salaries paid to the named executive officers. The annual base salary for 2001 for each named executive officer was adjusted in light of the executive's prior performance, tenure and responsibility, as well as independent compensation data.

    For fiscal 2001, the Committee established a maximum bonus opportunity for each of the senior officers, expressed as a percentage of base salary, ranging from 30% to 40%. Bonuses were tied to the Committee's judgment regarding individual performance and the contribution of the executive to Dyax's performance. In February 2002, the Compensation Committee reviewed with
Mr. Blair the performance of each named executive officer and determined the bonuses to be paid to them based on their achievement of their performance goals for 2001. The Committee also directed that a portion of each executive officer's bonus for 2002 be based on corporate performance.

    Executive officer compensation also includes long-term incentives afforded by options to purchase Common Stock. The purposes of the stock option grant program are to reinforce the mutuality of long-term interests between Dyax's employees and stockholders, and to assist in the attraction and retention of important key executives, managers and individual contributors who are essential to Dyax's growth and development.

    In December 2001, the Committee approved annual option grants of 40,000 shares to Dr. Chappel, 30,000 shares to Mr. Phelps, 40,000 shares to Mr. Galliker and 35,000 to Mr. Patteson, as shown in the Summary Compensation Table.

    CHIEF EXECUTIVE OFFICER. The Compensation Committee established a compensation package for Mr. Blair based on an analysis of compensation data for comparable executive positions gathered from surveys prepared by independent compensation consultants.

    The Committee established a 2001 base salary of $420,000 for Mr. Blair and a target bonus opportunity of 33% of his base salary. The increase in Mr. Blair's 2001 base salary from his 2000 base compensation resulted from the Committee's determination that an increase was merited based on performance as well as to maintain Mr. Blair's salary at the midpoint of a range of chief executive officer salaries in comparable companies reviewed by the Committee.

    Mr. Blair's target bonus percentage was fixed at 33% of his base salary. Mr. Blair's target bonus opportunity was based on the Committee's qualitative evaluation of his performance. In January 2002, the Committee awarded Mr. Blair a bonus of $124,740, representing 90% of his target bonus opportunity for 2001. In addition, in December 2001, the Committee granted Mr. Blair options to purchase 100,000 shares of Common Stock.

COMPENSATION DEDUCTIBILITY

    Section 162(m) of the Internal Revenue Code denies a tax deduction to a public corporation for annual compensation in excess of one million dollars paid to its Chief Executive Officer and its four other highest compensated officers. This provision excludes certain types of "performance based compensation" from the compensation subject to the limit. Although Dyax currently does not expect to have compensation exceeding this one million dollar limit, the 1995 Equity Plan contains an individual annual limit on the number of stock options and stock appreciation rights that may be granted under the plan so that the awards will qualify for the exclusion from the limitation on deductibility for performance-based compensation. The Committee will continue to assess the impact of Section 162(m) on its compensation practices and determine what further action, if any, is appropriate.

                                          By the Compensation Committee,
                                          JAMES W. FORDYCE, CHAIR
                                          CONSTANTINE E. ANAGNOSTOPOULOS
                                          HENRY R. LEWIS

STOCK PERFORMANCE GRAPH

    The following graph shows a comparison of the cumulative total stockholder returns on our Common Stock over the period from August 15, 2000 (the first trading day of our Common Stock) to December 31, 2001 as compared with that of the Nasdaq US Index and Nasdaq Pharmaceuticals Index, based on an initial investment of $100 in each on August 15, 2000. Total stockholder return is measured by dividing share price change plus dividends, if any, for each period by the share price at the beginning of the respective period, assuming reinvestment of any dividends.

              COMPARISON OF CUMULATIVE TOTAL RETURN OF DYAX CORP.,
                 NASDAQ STOCK MARKET (U.S. COMPANIES) INDEX AND
                          NASDAQ PHARMACEUTICALS INDEX

                                    [GRAPH]

                                             8/15/00    9/29/00    12/29/00   3/30/01    6/29/01    9/28/01    12/31/01
                                             --------   --------   --------   --------   --------   --------   --------
Dyax Corp..................................    100       169.90     82.34      31.07      73.79      37.36      42.60
Nasdaq Stock Market (U.S. Companies)
  Index....................................    100        95.15     63.71      47.56      56.05      38.89      50.56
Nasdaq Pharmaceuticals Index...............    100       111.48     92.90      68.80      85.47      68.90      79.18

SUMMARY COMPENSATION TABLE

    The following table sets forth certain compensation information for our Chief Executive Officer and each of the other four most highly compensated executive officers whose salary and bonus for the year ended December 31, 2001 exceeded $100,000. We refer to these persons as the named executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                  LONG-TERM COMPENSATION
                                                                          AWARDS
                                      ANNUAL COMPENSATION         ----------------------
                                -------------------------------   SHARES OF COMMON STOCK       ALL OTHER
NAME AND PRINCIPAL POSITION       YEAR     SALARY($)   BONUS($)   UNDERLYING OPTIONS(#)    COMPENSATION($)(1)
---------------------------     --------   ---------   --------   ----------------------   ------------------
Henry E. Blair................    2001      418,269    124,740           100,000                  6,003(2)
  President and Chief             2000      375,047    150,000            90,000                  1,161
  Executive Officer               1999      324,869    100,000            30,000                    131

Gregory D. Phelps.............    2001      320,192     96,300            30,000                   5573(3)
  Vice-Chairman of the Board      2000      277,451     90,000            92,000                    621
                                  1999      228,916     50,000            15,000                     84

Stephen S. Galliker...........    2001      230,193     62,370            40,000                 21,026(4)(5)
  Executive Vice President,       2000      209,232     75,000            39,178                 15,621(5)
  Finance and Administration,     1999       51,210     16,667           137,500                     21
  and Chief Financial Officer

Scott C. Chappel, Ph.D........    2001      249,231     60,000           155,000                 31,036(6)
  Executive Vice President of     2000      230,621     50,000            39,178                 29,246(7)
  Research and Technology         1999      197,558     49,500           160,000                     84

David B. Patteson.............    2001      219,231     66,000            35,000                  3,901(8)
  Executive Vice President,       2000      199,484     52,000            39,178                  5,664(9)
  Separations Division,           1999      172,405     63,658            10,000                     --
  President of Biotage, Inc.

------------------------

(1) Unless otherwise noted, this amount represents premiums paid by Dyax for group term life insurance.

(2) Includes $5,100 in 401(k) matching paid by Dyax.

(3) Includes $5,090 in 401(k) matching paid by Dyax.

(4) Includes $5,088 in 401(k) matching paid by Dyax.

(5) Includes $15,000 paid to Mr. Galliker as a housing allowance.

(6) Includes $5,100 in 401(k) matching paid by Dyax and $25,453 in principal and accrued interest on a loan to Dr. Chappel that was forgiven by Dyax in 2001.

(7) Includes $28,625 in principal and accrued interest on a loan to Dr. Chappel that was forgiven by Dyax in 2000.

(8) Includes $3,586 in 401(k) matching paid by Dyax.

(9) Includes $5,259 in relocation expenses reimbursed to Mr. Patteson in 2000.

OPTION GRANTS AND POTENTIAL REALIZABLE VALUES TABLE

    The following table sets forth certain information concerning option grants made to the named executive officers through December 31, 2001.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                     POTENTIAL REALIZABLE
                                                                                                       VALUE AT ASSUMED
                                            INDIVIDUAL GRANTS                                           ANNUAL RATES OF
                       -----------------------------------------------------------                        STOCK PRICE
                           NUMBER OF                                                                   APPRECIATION FOR
                           SECURITIES       PERCENT OF TOTAL OPTIONS   EXERCISE OR                      OPTION TERM(2)
                       UNDERLYING OPTIONS   GRANTED TO EMPLOYEES IN    BASE PRICE     EXPIRATION     ---------------------
NAME (A)                 GRANTED (#)(1)           FISCAL YEAR            ($/SH)          DATE          5%($)      10%($)
--------               ------------------   ------------------------   -----------   -------------   ---------   ---------
Henry E. Blair.......      100,000(3)                 6.36                10.40        12/14/11        746,897   1,805,335
Gregory D. Phelps....         30,000                  1.91                10.40        12/14/11        224,069     541,601
Stephen S.
Galliker.............       40,000(4)                 2.54                10.40        12/14/11        298,759     722,134
Scott C. Chappel,
Ph.D.................        125,000                  7.95                 8.00         3/22/11      1,233,622   2,556,669
                            40,000(5)                 1.91                10.40        12/14/11        224,069     541,601
David B. Patteson....       35,000(6)                 2.23                10.40        12/14/11        261,414     631,867

--------------------------

(1) All options reported are nonstatutory stock options, except as noted. These options vest as to 1/48th of the total shares per month beginning on the date of grant.

(2) The values in this column are given for illustrative purposes; they do not reflect our estimate or projection of future stock prices. The values are based on an assumption that our Common Stock's market price will appreciate at the stated rate, compounded annually, from the date of the option grant until the end of the option's 10-year term. Actual gains, if any, on stock option exercises will depend upon the future performance of our Common Stock's price, which will benefit all stockholders proportionately.

(3) Includes 5,803 shares subject to an incentive stock option.

(4) Includes 5,093 shares subject to an incentive stock option.

(5) Includes 3,244 shares subject to an incentive stock option.

(6) Includes 4,766 shares subject to an incentive stock option.

OPTION EXERCISES AND YEAR-END VALUES TABLE

    The following table sets forth certain information concerning exercisable and unexercisable stock options held by the named executive officers as of December 31, 2001.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUE

                                                                     NUMBER OF SECURITIES
                                                                          UNDERLYING
                                                                      UNEXERCISED OPTIONS    VALUE OF UNEXERCISED IN-THE-
                                           SHARES                    AT FISCAL YEAR-END(#)     MONEY OPTIONS AT FISCAL
                                         ACQUIRED ON      VALUE          EXERCISABLE/                YEAR-END($)
NAME                                     EXERCISE(#)   REALIZED($)       UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE(1)
----                                     -----------   -----------   ---------------------   ----------------------------
Henry E. Blair.........................        --             --       105,842 / 186,458         769,809 / 227,053
Gregory D. Phelps......................        --             --       110,312 / 115,875         827,739 / 422,119
Stephen S. Galliker....................    10,000         80,000       99,258 / 106,778          802,483 / 651,452
Scott C. Chappel, Ph.D.................    10,000         91,100       43,733 / 203,028          163,769 / 696,224
David B. Patteson......................     3,500         35,000       56,504 / 124,174          418,980 / 556,275

--------------------------

(1) Based on the difference between the exercise price of the option and the $10.97 closing price of the underlying Common Stock on December 31, 2001.

EXECUTIVE EMPLOYMENT AGREEMENTS

    Our only named executive officers with employment agreements are Mr. Phelps, Mr. Galliker and Dr. Chappel. We also have an employment agreement with Dr. Ladner.

    Mr. Phelps is entitled to an annual base salary of $200,000 under his employment agreement. In addition, we granted Mr. Phelps options to purchase a total of 148,000 shares of Common Stock at an exercise price of $2.00 per share. In consideration of this grant, Mr. Phelps agreed to cancel an option to purchase 48,000 shares that he had previously received while he was a consultant. These options vest as to 1/48th of the total shares per month beginning on the date of grant. Mr. Phelps's employment agreement provides that if we terminate him for any reason, 50% of his unvested options will become immediately exercisable. The agreement also provides that 50% of Mr. Phelps' unvested options will become immediately exercisable following a change in control of Dyax if he is terminated or quits because the terms of his employment have been adversely changed.

    Mr. Galliker is entitled to receive a minimum base salary of $185,000 under his employment agreement. We will also pay Mr. Galliker a housing allowance of $15,000 a year. Mr. Galliker received three option grants, giving him options to purchase a total of 137,500 shares of our common stock at an exercise price of $2.00 per share. These options become exercisable as to 3,750 shares per month during the first two years of Mr. Galliker's employment and as to approximately 1,771 shares per month during the third and fourth years of his employment. Pursuant to the terms of his agreement, Mr. Galliker purchased 22,500 shares of restricted Common Stock, all of which are currently vested. Mr. Galliker also purchased 25,000 shares of Common Stock at $2.00 per share which are not subject to a repurchase option. We have a right of first refusal if Mr. Galliker transfers these shares. If we terminate Mr. Galliker without cause, we must continue to pay him at his current salary for six months, reduced by any compensation that Mr. Galliker earns for other work performed during this six-month period. The agreement also provides that 50% of Mr. Galliker's options will become immediately exercisable following a change in control of the company if he is terminated or quits because the terms of his employment have been adversely changed.

    Dr. Chappel is entitled to an annual base salary of $200,000 under his employment agreement. In addition, we granted Dr. Chappel options to purchase a total of 150,000 shares of Common Stock at an exercise price of $2.00 per share upon his commencing employment with us. These options vest as to 1/48th of the total shares per month beginning on the date of grant. Half of these options may also vest in blocks based on Dr. Chappel achieving certain performance based criteria. If we terminate Dr. Chappel without cause, we must pay him his base salary for a period of six months as severance. After this period, these payments will continue on a monthly basis for the earlier of six months or Dr. Chappel's attainment of comparable employment.

                             AUDIT COMMITTEE REPORT

    In the course of its oversight of our financial reporting process, the Audit Committee of the board of directors has:

    - reviewed and discussed with management and PricewaterhouseCoopers LLP, Dyax's independent auditor, Dyax's audited financial statements for the fiscal year ended December 31, 2001;

    - discussed with the auditor the matters required to be discussed by Statement on Auditing Standards No. 61, COMMUNICATION WITH AUDIT COMMITTEES;

    - received the written disclosures and the letter from the auditor required by Independence Standards Board Standard No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES;

    - reviewed with management and the auditor Dyax's critical accounting policies;

    - discussed with the auditor the quality and adequacy of Dyax's internal controls;

    - discussed with the auditor any relationships that may impact their objectivity and independence; and

    - considered whether the provision of non-audit services by the auditor is compatible with maintaining the auditor's independence.

    Based on the foregoing review and discussions, the Committee recommended to the board of directors that the audited financial statements be included in Dyax's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

    The Committee has also reviewed and recommended revision of the Audit Committee Charter, the current form of which is attached to this proxy statement as APPENDIX A.

                                          By the Audit Committee,
                                          HENRY R. LEWIS, CHAIR
                                          DAVID J. MCLACHLAN
                                          THOMAS L. KEMPNER

INFORMATION CONCERNING OUR AUDITORS

    The firm of PricewaterhouseCoopers LLP, independent accountants, examined our financial statements for the year ended December 31, 2001. The board of directors has appointed PricewaterhouseCoopers LLP to serve as our independent auditors for its fiscal year ending December 31, 2002. Representatives of PricewaterhouseCoopers LLP are expected to attend the annual meeting to respond to appropriate questions, and will have the opportunity to make a statement if they desire.

    The fees for services provided to us by PricewaterhouseCoopers LLP in 2001 were as follows:

Audit Fees.............................................  $321,000.00
All Other Fees.........................................  $ 24,000.00

OTHER MATTERS

    The board of directors does not know of any business to come before the meeting other than the matters described in the notice. If other business is properly presented for consideration at the meeting, the enclosed proxy authorizes the persons named therein to vote the shares in their discretion.

DEADLINE FOR STOCKHOLDER PROPOSALS

    In order for a stockholder proposal to be considered for inclusion in Dyax's proxy materials for the 2003 Annual Meeting of Stockholders, it must be received by Dyax at 300 Technology Square, Cambridge, Massachusetts 02139 (or such other address as is listed as Dyax's primary executive offices in its periodic reports under the Securities Exchange Act of 1934) no later than December 19, 2002.

    In addition, Dyax's bylaws require a stockholder who wishes to bring business before or propose director nominations at an annual meeting to give advance written notice to Dyax's Secretary between March 17, 2003 and April 1, 2003 (assuming the 2003 annual meeting of stockholders is held on May 16, 2003).

EXPENSES OF SOLICITATION

    We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others of forwarding solicitation material to beneficial owners of Common Stock. We have retained Georgeson Shareholder to assist with the solicitation of proxies for a fee of approximately $12,500, plus reimbursement of out-of-pocket expenses. In addition to the use of mails, proxies may be solicited by officers and any of our regular employees in person or by telephone, facsimile and e-mail.

                                                                      APPENDIX A

                                   DYAX CORP.
                            AUDIT COMMITTEE CHARTER
   (AS AMENDED AND RESTATED AT A MEETING OF DIRECTORS HELD ON MARCH 26, 2002)

PURPOSE

    The principal purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including by reviewing the financial reports and other financial information provided by the Company, the Company's systems of internal accounting and financial controls, and the annual independent audit process.

    In discharging its oversight role, the Committee is granted the power to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose.

    The outside auditor is ultimately accountable to the Board and the Committee, as representatives of the stockholders. The Board and the Committee shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor. The Committee shall be responsible for overseeing the independence of the outside auditor.

    This Charter shall be reviewed for adequacy on an annual basis by the Board.

MEMBERSHIP

    The Committee shall be comprised of not less than three members of the Board, and the Committee's composition will meet the requirements of the Nasdaq Audit Committee Requirements. Accordingly, all of the members will be directors:

    - Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

    - Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee.

    In addition, at least one member of the Committee will have accounting or related financial management expertise.

KEY RESPONSIBILITIES

    The Committee's role is one of oversight, and it is recognized that the Company's management is responsible for preparing the Company's financial statements and that the outside auditor is responsible for auditing those financial statements.

    The following functions shall be the common recurring activities of the Committee in carrying out its oversight role. The functions are set forth as a guide and may be varied from time to time as appropriate under the circumstances.

    - The Committee shall review with management and the outside auditor the audited financial statements to be included in the Company's Annual Report on Form 10-K and the Annual Report to Stockholders, and shall review and consider with the outside auditor the matters required to be discussed by Statement on Auditing Standards No. 61.

    - As a whole, or through the Committee chair, the Committee shall review with the outside auditor, prior to filing with the Securities and Exchange Commission, the Company's interim financial information to be included in the Company's Quarterly Reports on Form 10-Q and the matters required to be discussed by SAS No. 61.

    - The Committee shall periodically discuss with management and the outside auditor the quality and adequacy of the Company's internal controls and discuss with the outside auditor how the Company's financial systems and controls compare with industry practices.

    - The Committee shall periodically review with management and the outside auditor the quality, as well as the acceptability, of the Company's accounting policies and discuss with the outside auditor how the Company's accounting policies compare with industry practices.

    - The Committee shall review with management and the outside auditor the Company's accounting policies which may be viewed as critical.

    - The Committee shall request from the outside auditor annually a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard No. 1, discuss with the outside auditor any such disclosed relationships and their impact on the outside auditor's independence, and take or recommend that the Board take appropriate action regarding the independence of the outside auditor.

    - The Committee shall be consulted regarding retention of the outside auditor to perform any significant services for the Company, other than audit, tax and SEC reporting services, and the effect of such retention on the outside auditor's independence.

    - The Committee, subject to any action that may be taken by the Board, shall have the ultimate authority and responsibility to select (or nominate for stockholder approval), evaluate and, where appropriate, replace the outside auditor.

    - The Committee shall review with management and the outside auditor any material financial or other arrangements of the Company which do not appear on the Company's financial statements and any transactions or courses of dealing with third parties that are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties and which arrangements or transactions are relevant to an understanding of the Company's financial statements.

    - The Committee shall review any issue of significant financial misconduct, which shall be brought to the attention of the Committee for its consideration by the outside auditor, management or any other party.

    - The Committee shall report to the Board whether, based on the foregoing reviews and discussions, the Committee recommends that the financial statements be included in the Company's Annual Report on Form 10-K.

                                                                      APPENDIX B

                                   DYAX CORP.

                 AMENDED AND RESTATED 1995 EQUITY INCENTIVE PLAN



Section 1.  PURPOSE

         The purpose of the Dyax Corp. 1995 Equity Incentive Plan (the "Plan") is to attract and retain key employees and directors and consultants of the Company and its Affiliates, to provide an incentive for them to assist the Company to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company.

Section 2.  DEFINITIONS

         "Affiliate" means any business entity in which the Company owns directly or indirectly 50% or more of the total combined voting power or has a significant financial interest as determined by the Committee.

         "Award" means any Option, Stock Appreciation Right, Performance Share, Restricted Stock, Stock Unit or Other Stock-Based Award awarded under the Plan.

         "Board" means the Board of Directors of the Company.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor to such Code.

         "Committee" means the Compensation Committee of the Board or such other committee of the Board appointed by the Board to administer the Plan or a specified portion thereof; provided, however, that in any instance the Board of Directors may take away any action delegated to the Committee hereunder. If a Committee is authorized to grant Awards to a Reporting Person or a "covered employee" within the meaning of Section 162(m) of the Code, each member shall be a "Non-Employee Director" or the equivalent within the meaning of Rule 16b-3 under the Exchange Act or an "outside director" or the equivalent within the meaning of Section 162(m) of the Code, respectively.

         "Common Stock" or "Stock" means the Common Stock, $0.01 par value, of the Company.

         "Company" means Dyax Corp. (formerly named Biotage, Inc.).

         "Designated Beneficiary" means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, "Designated Beneficiary" shall mean the Participant's estate.

         "Effective Date" means July 13, 1995.

         "Fair Market Value" means, with respect to Common Stock or any other property, the fair market value of such property as determined by the Committee in good faith or in the manner established by the Committee from time to time.

         "Incentive Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under Section 6 that is intended to meet the requirements of Section 422 of the Code or any successor provision.

         "Nonstatutory Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under Section 6 that is not intended to be an Incentive Stock Option.

         "Option" means an Incentive Stock Option or a Nonstatutory Stock
Option.

         "Other Stock-Based Award" means an Award, other than an Option, Stock Appreciation Right, Performance Share, Restricted Stock or Stock Unit, having a Common Stock element and awarded to a Participant under Section 11.

         "Participant" means a person selected by the Committee to receive an Award under the Plan.

         "Performance Cycle" or "Cycle" means the period of time selected by the Committee during which performance is measured for the purpose of determining the extent to which an award of Performance Shares has been earned.

         "Performance Shares" mean shares of Common Stock, which may be earned by the achievement of performance goals, awarded to a Participant under Section 8.

         "Reporting Person" means a person subject to Section 16 of the Securities Exchange Act of 1934 or any successor provision.

         "Restricted Period" means the period of time selected by the Committee during which an Award may be forfeited to the Company pursuant to the terms and conditions of such Award.

         "Restricted Stock" means shares of Common Stock subject to forfeiture awarded to a Participant under Section 9.

         "Stock Appreciation Right" or "SAR" means a right to receive any excess in value of shares of Common Stock over the exercise price awarded to a Participant under Section 7.

         "Stock Unit" means an award of Common Stock or units that are valued in whole or in part by reference to, or otherwise based on, the value of Common Stock, awarded to a Participant under Section 10.

Section 3.  ADMINISTRATION

         The Plan shall be administered by the Committee; provided, however, that in any instance the Board of Directors may take any action delegated hereunder to the Committee. The Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions of the Plan. The Committee's decisions shall be final and binding. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not Reporting Persons or covered employees and all determinations under the Plan with respect thereto, provided that the Committee shall fix the maximum amount of such Awards for all such Participants and a maximum for any one Participant.

Section 4.  ELIGIBILITY

         All employees and, in the case of Awards other than Incentive Stock Options, directors and consultants of the Company or any Affiliate, capable of contributing significantly to the successful performance of the Company, other than a person who has irrevocably elected not to be eligible, are eligible to be Participants in the Plan. Incentive Stock Options may be awarded only to persons eligible to receive such Options under the Code.

Section 5.  STOCK AVAILABLE FOR AWARDS

         (a) Subject to adjustment under subsection (c), and after giving effect to the 0.652-for-one reverse stock split of the Company's Common Stock affected in March 1998, Awards may be made under the Plan for up to Six Million Five Hundred Thousand (6,500,000) shares of Common Stock, which number includes shares previously issued upon exercise of options granted under the Plan, plus the additional shares described in subsection (b), but in no event more than Ten Million Two Hundred Fifty Thousand (10,250,000) shares. The maximum number of shares of Common Stock subject to Awards that may be granted to any Participant shall not exceed 225,000 shares in the aggregate in any calendar year, except that for grants to a new employee during the calendar year in which his or her service as an employee first commences such number shall not exceed 450,000 shares, and that both limits are subject to adjustment under subsection (c). If any Award in respect of shares of Common Stock expires or is terminated unexercised or is forfeited, the shares subject to such Award, to the extent of such expiration, termination or forfeiture, shall again be available for award under the Plan. Common Stock issued through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

         (b) As of January 1 of each year, commencing with the year 2003, the number of shares of Common Stock available for Awards that may be made under the Plan shall automatically increase by a number equal to the lesser of (i) One Million Two Hundred Fifty Thousand (1,250,000) shares, (ii) 5% of the fully diluted outstanding shares of Common Stock of the Company on such date or (iii) such lesser amount as may be determined by resolution of the Board at any date before or within ninety (90) days after January 1 of the respective year. The number of shares set forth in clause (ii) of the preceding sentence, as well as any number of shares determined in accordance with the preceding sentence, shall be subject to adjustment under subsection (c).

         (c) In the event that the Committee determines that any stock dividend, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee (subject, in the case of Incentive Stock Options, to any limitation required under the Code) shall equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards, and (iii) the award, exercise or conversion price with respect to any of the foregoing, and if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.

Section 6.  STOCK OPTIONS

         (a) Subject to the provisions of the Plan, the Committee may award Incentive Stock Options and Nonstatutory Stock Options and determine the number of shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The terms and conditions of Incentive Stock Options shall be subject to and comply with
Section 422 of the Code or any successor provision and any regulations thereunder. See subsection (b) below. No Incentive Stock Option may be granted hereunder more than ten years after the Effective Date.

         (b) The Committee shall establish the option price at the time each Option is awarded, which price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of award with respect to Incentive Stock Options. Nonstatutory Stock Options may be granted at such prices as the Committee may determine.

         (c) Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable Award or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

         (d) No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Company. Such payment may be made in whole or in part in cash or, to the extent permitted by the Committee at or after the award of the Option, by delivery of a note or shares of Common Stock owned by the optionee, including Restricted Stock, or by retaining shares otherwise issuable pursuant to the Option, in each case valued at their Fair Market Value on the date of delivery or retention, or such other lawful consideration as the Committee may determine.

         (e) The Committee may provide that, subject to such conditions as it considers appropriate, upon the delivery or retention of shares to the Company in payment of an Option, the Participant automatically be awarded an Option for up to the number of shares so delivered.

Section 7.  STOCK APPRECIATION RIGHTS

         (a) Subject to the provisions of the Plan, the Committee may award SARs in tandem with an Option (at or after the award of the Option), or alone and unrelated to an Option. SARs in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem SARs are exercised. SARs granted in tandem with Options shall have an exercise price not less than the exercise price of the related Option. SARs granted alone and unrelated to an Option may be granted at such exercise prices as the Committee may determine.

         (b) An SAR related to an Option, which SAR can only be exercised upon or during limited periods following a change in control of the Company, may entitle the Participant to receive an amount based upon the highest price paid or offered for Common Stock in any transaction relating to the change in control or paid during the thirty-day period immediately preceding the occurrence of the change in control in any transaction reported in any stock market in which the Common Stock is usually traded.

Section 8.  PERFORMANCE SHARES

         (a) Subject to the provisions of the Plan, the Committee may award Performance Shares and determine the number of such shares for each Performance Cycle and the duration of each Performance Cycle. There may be more than one Performance Cycle in existence at any one time, and the duration of Performance Cycles may differ from each other. The payment value of Performance Shares shall be equal to the Fair Market Value of the Common Stock on the date the Performance Shares are earned or, in the discretion of the Committee, on the date the Committee determines that the Performance Shares have been earned.

         (b) The Committee shall establish performance goals for each Cycle, for the purpose of determining the extent to which Performance Shares awarded for such Cycle are earned, on the basis of such criteria and to accomplish such objectives as the Committee may from time to time select. During any Cycle, the Committee may adjust the performance goals for such Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

         (c) As soon as practicable after the end of a Performance Cycle, the Committee shall determine the number of Performance Shares that have been earned on the basis of performance in relation to the established performance goals. The payment values of earned Performance Shares shall be distributed to the Participant or, if the Participant has died, to the Participant's Designated Beneficiary, as soon as practicable thereafter. The Committee shall determine, at or after the time of award, whether payment values will be settled in whole or in part in cash or other property, including Common Stock or Awards.

Section 9.  RESTRICTED STOCK

         (a) Subject to the provisions of the Plan, the Committee may award shares of Restricted Stock and determine the duration of the Restricted Period during which, and the conditions under which, the shares may be forfeited to the Company and the other terms and conditions of such Awards. Shares of Restricted Stock may be issued for no cash consideration or such minimum consideration as may be required by applicable law.

         (b) Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant or if the Participant has died, to the Participant's Designated Beneficiary.

Section 10.  STOCK UNITS

         (a) Subject to the provisions of the Plan, the Committee may award Stock Units subject to such terms, restrictions, conditions, performance criteria, vesting requirements and payment rules as the Committee shall determine.

         (b) Shares of Common Stock awarded in connection with a Stock Unit Award shall be issued for no cash consideration or such minimum consideration as may be required by applicable law.

Section 11.  OTHER STOCK-BASED AWARDS

         (a) Subject to the provisions of the Plan, the Committee may make other awards of Common Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, Common Stock, including without limitation convertible preferred stock, convertible debentures, exchangeable securities and Common Stock awards or options. Other Stock-Based Awards may be granted either alone or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan.

         (b) The Committee may establish performance goals, which may be based on performance goals related to book value, subsidiary performance or such other criteria as the Committee may determine, Restricted Periods, Performance Cycles, conversion prices, maturities and security, if any, for any Other Stock-Based Award. Other Stock-Based Awards may be sold to Participants at the face value thereof or any discount therefrom or awarded for no consideration or such minimum consideration as may be required by applicable law.

Section 12.  GENERAL PROVISIONS APPLICABLE TO AWARDS

         (a) DOCUMENTATION. Each Award under the Plan shall be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable tax and regulatory laws and accounting principles.

         (b) COMMITTEE DISCRETION. Each type of Award may be made alone, in addition to or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of award or at any time thereafter.

         (c) SETTLEMENT. The Committee shall determine whether Awards are settled in whole or in part in cash, Common Stock, other securities of the Company, Awards or other property. The Committee may permit a Participant to defer all or any portion of a payment under the Plan, including the crediting of interest on deferred amounts denominated in cash and dividend equivalents on amounts denominated in Common Stock.

         (d) DIVIDENDS AND CASH AWARDS. In the discretion of the Committee, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable currently or deferred with or without interest, and (ii) cash payments in lieu of or in addition to an Award.

         (e) TERMINATION OF EMPLOYMENT. The Committee shall determine the effect on an Award of the disability, death, retirement or other termination of employment of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder.

         (f) CHANGE IN CONTROL. In order to preserve a Participant's rights under an Award in the event of a change in control of the Company (as defined by the Committee), the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or realization of the Award, (ii) provide for the purchase of the Award upon the Participant's request for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable, (iii) adjust the terms of the Award in a manner determined by the Committee to reflect the change in control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable and in the best interests of the Company.

         (g) LOANS. The Committee may authorize the making of loans or cash payments to Participants in connection with any Award under the Plan, which loans may be secured by any security, including Common Stock, underlying or related to such Award (provided that such Loan shall not exceed the Fair Market Value of the security subject to such Award), and which may be forgiven upon such terms and conditions as the Committee may establish at the time of such loan or at any time thereafter.

         (h) WITHHOLDING TAXES. The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Committee's discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

         (i) FOREIGN NATIONALS. Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws.

         (j) AMENDMENT OF AWARD. The Committee may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

Section 13.  MISCELLANEOUS

         (a) NO RIGHT TO EMPLOYMENT. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment. The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

         (b) NO RIGHTS AS STOCKHOLDER. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof. A Participant to whom Common Stock is awarded shall be considered the holder of the Stock at the time of the Award except as otherwise provided in the applicable Award.

         (c) EFFECTIVE DATE. Subject to the approval of the stockholders of the Company, the Plan shall be effective on the Effective Date. Before such approval, Awards may be made under the Plan expressly subject to such approval.

         (d) AMENDMENT OF PLAN. The Committee may amend, suspend or terminate the Plan or any portion thereof at any time, subject to any stockholder approval that the Committee determines to be necessary or advisable.

         (e) GOVERNING LAW. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of the State of Delaware.

                    -----------------------------------------

THIS PLAN WAS APPROVED BY THE BOARD OF DIRECTORS ON JULY 13, 1995.

THIS PLAN WAS APPROVED BY THE STOCKHOLDERS ON AUGUST 8, 1995.

THIS PLAN WAS AMENDED BY THE BOARD OF DIRECTORS ON OCTOBER 17, 1996, AND SUCH AMENDMENT WAS APPROVED BY THE STOCKHOLDERS EFFECTIVE AS OF OCTOBER 23, 1996.

THIS PLAN WAS FURTHER AMENDED BY THE BOARD OF DIRECTORS ON OCTOBER 22, 1997 AND ON JANUARY 28, 1998, AND SUCH AMENDMENTS WERE APPROVED BY THE STOCKHOLDERS EFFECTIVE AS OF MARCH 23, 1998.

THIS PLAN WAS FURTHER AMENDED BY THE BOARD OF DIRECTORS ON AUGUST 13, 1998, AND SUCH AMENDMENT WAS APPROVED BY THE STOCKHOLDERS EFFECTIVE AS OF AUGUST 28, 1998.

THIS PLAN WAS FURTHER AMENDED BY THE BOARD OF DIRECTORS ON AUGUST 5, 1999, AND SUCH AMENDMENT WAS APPROVED BY THE STOCKHOLDERS EFFECTIVE AS OF OCTOBER 29, 1999.

THIS PLAN WAS FURTHER AMENDED BY THE BOARD OF DIRECTORS ON MARCH 16, 2000, AND SUCH AMENDMENT WAS APPROVED BY THE STOCKHOLDERS EFFECTIVE AS OF MARCH 20, 2000.

THIS PLAN WAS FURTHER AMENDED BY THE BOARD OF DIRECTORS ON OCTOBER 26, 2001.

THIS PLAN WAS FURTHER AMENDED BY THE BOARD OF DIRECTORS ON FEBRUARY 7, 2002, AND SUCH AMENDMENT WAS APPROVED BY THE STOCKHOLDERS EFFECTIVE AS OF _______________.

                                                                      APPENDIX C

                                   DYAX CORP.

                        1998 EMPLOYEE STOCK PURCHASE PLAN
                       (AS AMENDED THROUGH FEBRUARY 2002)

         1.       PURPOSE.

         The purpose of this 1998 Employee Stock Purchase Plan (the "Plan") is to provide employees of Dyax Corp. (the "Company"), who wish to become shareholders of the Company, an opportunity to purchase Common Stock of the Company (the "Shares"). The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

         2.       ELIGIBLE EMPLOYEES.

         Subject to the provisions of Sections 7, 8 and 9 below, any individual who is a full-time employee (as defined below) of the Company, or any of its subsidiaries (as defined in Section 424(f) of the Code) the employees of which are designated by the Board of Directors as eligible to participate in the Plan, is eligible to participate in any Offering of Shares (as defined in Section 3 below) made by the Company hereunder. Full-time employees shall include all employees whose customary employment is:

                  (a)  20 hours or more per week and

                  (b)  more than five months

in the calendar year during which said Offering Date occurs or in the calendar year immediately preceding such year.

         3.       OFFERING DATES.

         From time to time, the Company, by action of the Board of Directors, will grant rights to purchase Shares to employees eligible to participate in the Plan pursuant to one or more offerings (each of which is an "Offering" on a date or series of dates (each of which is an "Offering Date") designated for this purpose by the Board of Directors.

         4.       PRICES.

         The price per share for each grant of rights hereunder shall be the lesser of:

                  (a) eighty-five percent (85%) of the fair market value of a Share on the Offering Date on which such right was granted; or

                  (b) eighty-five percent (85%) of the fair market value of a Share on the date such right is exercised.

         At its discretion, the Board of Directors may determine a higher price for a grant of rights.

         5.       EXERCISE OF RIGHTS AND METHOD OF PAYMENT.

                  (a) Rights granted under the Plan will be exercisable periodically on specified dates as determined by the Board of Directors.

                  (b) The method of payment for Shares purchased upon exercise of rights granted hereunder shall be through regular payroll deductions or by lump sum cash payment or both, as determined by the Board of Directors. No interest shall be paid upon payroll deductions unless specifically provided for by the Board of Directors.

                  (c) Any payments received by the Company from a participating employee and not utilized for the purchase of Shares upon exercise of a right granted hereunder shall be promptly returned to such employee by the Company after termination of the right to which the payment relates.

         6.       TERM OF RIGHTS.

         The total period from an Offering Date to the last date on which rights granted on that Offering Date are exercisable (the "Offering Period") shall in no event be longer than twenty-seven (27) months. The Board of Directors when it authorizes an Offering may designate one or more exercise periods during the Offering Period. Rights granted on an Offering Date shall be exercisable in full on the Offering Date or in such proportion on the last day of each exercise period as the Board of Directors determines.

         7.       SHARES SUBJECT TO THE PLAN.

         No more than 200,000 Shares may be sold pursuant to rights granted under the Plan. Appropriate adjustments in the above figure, in the number of Shares covered by outstanding rights granted hereunder, in the exercise price of the rights and in the maximum number of Shares which an employee may purchase (pursuant to Section 9 below) shall be made to give effect to any mergers, consolidations, reorganizations, recapitalizations, stock splits, stock dividends or other relevant changes in the capitalization of the Company occurring after the effective date of the Plan, provided that no fractional Shares shall be subject to a right and each right shall be adjusted downward to the nearest full Share. Any agreement of merger or consolidation will include provisions for protection of the then existing rights of participating employees under the Plan. Either authorized and unissued Shares or issued Shares heretofore or hereafter reacquired by the Company may be made subject to rights under the Plan. If for any reason any right under the Plan terminates in whole or in part, Shares subject to such terminated right may again be subjected to a right under the Plan.

         8.       LIMITATIONS ON GRANTS.

                  (a) No employee shall be granted a right hereunder if such employee, immediately after the right is granted, would own stock or rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, or of any subsidiary, computed in accordance with Section 423(b)(3) of the Code.

                  (b) No employee shall be granted a right which permits his right to purchase shares under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) (or such other maximum as may be prescribed from time to time by the Code) of the fair market value of such Shares (determined at the time such right is granted) for each calendar year in which such right is outstanding at any time in accordance with the provisions of Section 423(b)(8) of the Code.

                  (c) No right granted to any participating employee under an Offering, when aggregated with rights granted under any other Offering still exercisable by the participating employee, shall cover more shares than may be purchased at an exercise price equal to fifteen percent (15%) of the employee's annual rate of compensation on the date the employee elects to participate in the Offering or such lesser percentage as the Board of Directors may determine.

         9.       LIMIT ON PARTICIPATION.

         Participation in an Offering shall be limited to eligible employees who elect to participate in such Offering in the manner, and within the time limitations, established by the Board of Directors when it authorizes the Offering.

         10.      CANCELLATION OF ELECTION TO PARTICIPATE.

         An employee who has elected to participate in an Offering may cancel such election as to all (but not part) of the unexercised rights granted under such Offering by giving written notice of such cancellation to the Company before the expiration of any exercise period. Any amounts paid by the employee for the Shares or withheld for the purchase of Shares from the employee's compensation through payroll deductions shall be paid to the employee, without interest, unless otherwise determined by the Board of Directors, upon such cancellation.

         11.      TERMINATION OF EMPLOYMENT.

         Upon the termination of employment for any reason, including the death of the employee, before the date on which any rights granted under the Plan are exercisable, all such rights shall immediately terminate and amounts paid by the employee for the Shares or withheld for the purchase of Shares from the employee's compensation through payroll deductions shall be paid to the employee or to the employee's estate, without interest unless otherwise determined by the Board of Directors.

         12.      EMPLOYEES' RIGHTS AS SHAREHOLDERS.

         No participating employee shall have any rights as a shareholder in the Shares covered by a right granted hereunder until such right has been exercised, full payment has been made for the corresponding Shares and the Share certificate is actually issued.

         13.      RIGHTS NOT TRANSFERABLE.

         Rights under the Plan are not assignable or transferable by a participating employee and are exercisable only by the employee.

         14.      AMENDMENTS TO OR DISCONTINUATION OF THE PLAN.

         The Board of Directors of the Company shall have the right to amend, modify or terminate the Plan at any time without notice; provided, however, that the then existing rights of all participating employees shall not be adversely affected thereby, and provided further that, subject to the provisions of
Section 7 above, no such amendment to the Plan shall, without the approval of the shareholders of the Company, increase the total number of Shares which may be offered under the Plan.

         15.      EFFECTIVE DATE AND APPROVALS.

         This Plan became effective on January 31, 1998, the date it was adopted by the Board of Directors, provided that it is approved by the shareholders of the Company within twelve (12) months before or after the date of adoption.

         The Company's obligation to offer, sell and deliver its Shares under the Plan is subject to (i) the approval of any governmental authority required in connection with the authorized issuance or sale of such Shares, (ii) satisfaction of the listing requirements of any national securities exchange on which the Shares are then listed and (iii) compliance, in the opinion of the Company's counsel with, all applicable federal and state securities and other laws.

         16.      TERM OF PLAN.

         No rights shall be granted under the Plan after January 30, 2008.

         17.      ADMINISTRATION OF THE PLAN.

         The Board of Directors or any committee or person(s) to whom it delegates its authority (the "Administrator") shall administer, interpret and apply all provisions of the Plan as it deems necessary to meet special circumstances not anticipated or covered expressly by the Plan. Nothing contained in this Section shall be deemed to authorize the Administrator to alter or administer the provisions of the Plan in a manner inconsistent with the provisions of Section 423 of the Code.

                              (FRONT OF PROXY CARD)

                                   DYAX CORP.

                         ANNUAL MEETING OF STOCKHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Dyax Corp. hereby appoints Henry E. Blair, Stephen S. Galliker and Nathaniel S. Gardiner, or any of them, with full power of substitution in each, as proxies to cast all votes which the undersigned stockholder is entitled to cast at the annual meeting of stockholders (the "Annual Meeting") to be held at 2:00 p.m., local time, on Thursday, May 16, 2002, at the offices of Dyax Corp., 300 Technology Square, Cambridge, Massachusetts 02139, and at any adjournments of the meeting, upon the following matters. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

This proxy will be voted as directed by the undersigned stockholder. Unless contrary direction is given, this proxy will be voted FOR the election of the nominees listed in Proposal 1, FOR the amendment as described in Proposal 2 and FOR the amendment as described in Proposal 3, and in accordance with the determination of a majority of the board of directors as to any other matters. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering either a written notice of revocation of the proxy or a duly executed proxy bearing a later date to the Secretary, or by attending the Annual Meeting and voting in person. The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.

If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

             (CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE.)

                             (REVERSE OF PROXY CARD)

       PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD BACK AS SOON AS POSSIBLE

                         ANNUAL MEETING OF STOCKHOLDERS

                                   DYAX CORP.

                                  MAY 16, 2002

[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.


1.    To elect three directors to serve for three year terms (Class II)

                              WITHHOLD                NOMINEES
          FOR                AUTHORITY            James W. Fordyce
      all nominees        to vote for all        Thomas L. Kempner
         listed           nominees listed           Alix Marduel
          [ ]                  [ ]

        FOR, EXCEPT WITHHOLD AUTHORITY
        to vote for the following nominees only:
        (write the name of the nominee(s) in the space below),


        -------------------------------------------


2. To amend the Amended and Restated 1995 Equity Plan to, among other things, increase the number of shares issued and issuable under the plan.

      FOR               AGAINST           ABSTAIN

      [ ]                  [ ]               [ ]

3. To amend the 1998 Employee Stock Purchase Plan to increase the number of shares of Common Stock issued and issuable under the plan.

      FOR               AGAINST           ABSTAIN

      [ ]                  [ ]               [ ]


SIGNATURE(S) OF STOCKHOLDER(S) OR AUTHORIZED REPRESENTATIVE(S)

NOTE: Please date and sign exactly as your name(s) appear(s) hereon. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. When stock has been issued in the name of two or more persons, all should sign.



         ________________________________________________________
         Signature(s) of Stockholder(s) or Authorized Representative(s)


         Date:  ____________________, 2002